UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 25, 2010

EXPEDITE 4, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52866	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 Guihuayuan, Guanjingcheng
Yujiang, Yingtan City, Jiangxi Province
People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 (701) 568-0890
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On June 25, 2010, Jiangxi Southern China Livestock Technology Limited (“Jiangxi SCLI”), the newly formed subsidiary of Expedite 4, Inc. (the “Company”) and a wholly-foreign owned subsidiary in the PRC, has entered into agreements to acquire hogs and related land use rights and certain assets from three independent companies in the PRC.

Pursuant to an agreement with Yujiang Yinmei Livestock Limited (“Yinmei”), Jiangxi SCLI agreed to acquire, for $700,000, a total of 402 sows and 3,208 commercial hogs. Under this agreement, Jiangxi SCLI will pay a 25% down payment, or $175,000, within one week of the registration of sale of the hogs. The remaining 75%, or $525,000 will be paid by February 28, 2011. Jiangxi SCLI also entered into an agreement with Yinmei to acquire for $300,000 the land use rights to the 8,150 square-meter tract of land located in Yangxi Village, Yujiang County, Jiangxi Province on which the hogs are presently located and certain other assets.  Under this agreement, Jiangxi SCLI will pay a 25% down payment of 25%, or $75,000, within one week of the registration of assignment of the land use rights. The remaining 75%, or $225,000 will be paid by February 28, 2011.

Pursuant to an agreement with Yujiang Jiansheng Livestock Breeding Limited (“Jiansheng”) Jiangxi SCLI agreed to acquire, for $700,000, a total of 408 sows and 3,364 commercial hogs. Under this agreement, Jiangxi SCLI will pay a 25% down payment, or $175,000, within one week of the registration of sale of the hogs. The remaining 75%, or $525,000 will be paid by February 28, 2011. Jiangxi SCLI also entered into an agreement with Jiansheng to acquire for $300,000 the land use rights to the 7,950 square-meter tract of land located in Honghu Village, Yujiang County, Jiangxi Province on which the hogs are presently located and certain other assets.  Under this agreement, Jiangxi SCLI will pay by a 25% down payment, or $75,000, within one (1) week of the registration of assignment of the land use rights. The remaining 75%, or $225,000 will be paid by February 28, 2011.

Pursuant to an agreement with Yujiang Changsong Livestock Breeding Limited (“Changsong”) Jiangxi SCLI agreed to acquire, for $700,000, a total of 403 sows and 3,230 commercial hogs. Under this agreement, Jiangxi SCLI will pay a 25% down payment, or $175,000 within one week of the registration of sale of the hogs. The remaining 75%, or $525,000 will be paid by February 28, 2011. Jiangxi SCLI also entered into an agreement with Changsong to acquire for $300,000 the land use rights to the 8,070 square-meter tract of land located in Honghu Village, Yujiang County, Jiangxi Province on which the hogs are presently located and certain other assets.  Under this agreement, Jiangxi SCLI will pay a 25% down payment, or $75,000 within one week of the registration of assignment of the land use rights. The remaining 75%, or $225,000 will be paid by February 28, 2011.

On June 29, 2010, Beijing Huaxin Tianying Livestock Technology Limited (“Beijing Huaxin”), a wholly-owned subsidiary of the Company, entered into a land use assignment agreement with Tieling Boyi Feed Limited (“Boyi”) to acquire for $600,000 the land use rights to approximately 11,305 square-meter tract of land. Under this agreement, Beijing Huaxin will pay a 51% or $306,000 down payment. The remaining 49% or $294,000 will be paid by June 30, 2011. Beijing Huaxin also entered into an asset purchase agreement with Boyi to acquire certain assets for $900,000. Under this agreement, Beijing Huaxin will pay a 51% or $459,000 down payment. The remaining 49% or $441,000 will be paid by June 31, 2011.

The information furnished under Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless the Company specifically incorporates the foregoing information into those documents by reference.

Item 9.01   Financial Statements and Exhibits.

(d)          Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITE 4, INC.

Date: July 1, 2010	By:	/s/ Luping Pan
Luping Pan President, Chief Executive Officer and Director

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